Exhitit 20.1
Page 1 of 3

                    Navistar Financial 1994 - B Owner Trust
                           For the Month of January
                    Distribution Date of February 17, 1998
                           Servicer Certificate #43

Original Pool Amount                                      $215,029,773.64

Beginning Pool Balance                                     $22,937,718.86
Beginning Pool Factor                                           0.1066723

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,240,959.79
     Interest Collected                                       $171,603.27

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                          $8,458.91
Total Additional Deposits                                       $8,458.91

Repos / Chargeoffs                                             $43,372.27
Aggregate Number of Notes Charged Off                                  24

Total Available Funds                                       $2,314,171.53

Ending Pool Balance                                        $20,760,237.24
Ending Pool Factor                                              0.0965459

Servicing Fee                                                  $19,114.77

Repayment of Servicer Advances                                $106,850.44

Reserve Account:
     Beginning Balance  (see Memo Item)                     $4,316,837.69
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $4,300,595.47
     (Release) / Deposit                                      ($18,996.39)
     Ending Balance                                         $4,297,841.30

Current Weighted Average APR:                                       8.741%
Current Weighted Average Remaining Term (months):                   12.89

Delinquencies                                              Dollars        Notes
     Installments:              1 - 30 days              $341,265.06       254
                                31 - 60 days              $99,137.22        52
                                60+  days                $140,031.24        21

     Total:                                              $580,433.52       265

     Balances:                  60+  days                $400,538.54        21

Memo Item - Reserve Account
     Prior Month                                       $4,300,595.47
+    Invest. Income                                       $18,996.39
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Acccount            ($2,754.17)
     Beginning Balance                                 $4,316,837.69

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  January

                                                                    NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1         CERTIFICATES
                                               $215,029,773.64     $207,503,000.00      $7,526,773.64
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 6.400%             6.625%

Beginning Pool Balance                          $22,937,718.86
Ending Pool Balance                             $20,760,237.24

Collected Principal                              $2,134,109.35
Collected Interest                                 $171,603.27
Charge - Offs                                       $43,372.27
Liquidation Proceeds / Recoveries                    $8,458.91
Servicing                                           $19,114.77
Cash Transfer from Reserve Account                   $2,754.17
Total Collections Avail for Debt Service         $2,297,810.93

Beginning Balance                               $22,533,993.96      $21,744,572.61        $789,421.35

Interest Due                                       $120,329.31         $115,971.05          $4,358.26
Interest Paid                                      $120,329.31         $115,971.05          $4,358.26
Principal Due                                    $2,177,481.62       $2,101,269.76         $76,211.86
Principal Paid                                   $2,177,481.62       $2,101,269.76         $76,211.86

Ending Balance                                  $20,356,512.34      $19,643,302.85        $713,209.49
Note / Certificate Pool Factor                                              0.0947             0.0948
   (Ending Balance / Original Pool Amount)
Total Distributions                              $2,297,810.93       $2,217,240.81         $80,570.12

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $4,316,837.69
(Release) / Draw                                   ($18,996.39)
Ending Reserve Acct Balance                      $4,297,841.30


Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - B Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                    4                  3                 2                 1
                                           Sep-97                Oct-97            Nov-97             Dec-97            Jan-98

Beginning Pool Balance                 $33,052,185.09       $30,605,645.43     $27,489,579.50    $25,277,204.21    $22,937,718.86

A)   Loss Trigger:
Principal of Contracts Charged Off         $11,238.97           $13,693.10          $1,840.02           ($23.93)       $43,372.27
Recoveries                                 $52,310.89           $50,124.98         $19,911.87        $17,760.41         $8,458.91

Total Charged Off (Months 5, 4, 3)         $26,772.09
Total Recoveries (Months 3, 2, 1)          $46,131.19
Net Loss / (Recoveries) for 3 Mos         ($19,359.10)(a)

Total Balance (Months 5, 4, 3)         $91,147,410.02 (b)

Loss Ratio Annualized  [(a/b) * (12)]         -0.2549%

Trigger:  Is Ratio > 1.5%                          No
                                                                                   Nov-97             Dec-97            Jan-98

B)   Delinquency Trigger:                                                         $540,496.62       $474,316.69       $400,538.54
     Balance delinquency 60+ days                                                    1.96619%          1.87646%          1.74620%
     As % of Beginning Pool Balance                                                  2.07908%          2.03459%          1.86295%
     Three Month Average

Trigger:  Is Average > 2.0%                        No

C)   Noteholders Percent Trigger:              1.9987%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                        No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer